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                                  Exhibit 11

                FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month and six-month periods ended June 30, 2001 and 2000.

                                                        Three Months Ended         Six Months Ended
                                                             June 30,                  June 30,
                                                      ----------------------    ----------------------
                                                          2001       2000          2001         2000
                                                      ----------  ----------    ----------   ----------
Basic Earnings Per Share
   Net Income........................................ $  544,077  $  757,173    $1,009,485   $1,441,194
                                                      ==========  ==========    ==========   ==========

   Earnings on common shares......................... $  544,077  $  757,173    $1,009,485   $1,441,194
                                                      ==========  ==========    ==========   ==========

   Weighted average common shares
     outstanding - basic.............................  3,424,436   3,416,224     3,423,320    3,415,985
                                                      ==========   =========    ==========   ==========

   Basic earnings per common share................... $     0.16  $     0.22    $     0.29   $     0.42
                                                      ==========  ==========    ==========   ==========

Diluted Earnings Per Share
   Net Income........................................ $  544,077  $  757,173    $1,009,485   $1,411,194
                                                      ==========  ==========    ==========   ==========

   Weighted average common shares
     outstanding - diluted...........................  3,511,833   3,484,789     3,516,072    3,485,960
                                                      ==========  ==========    ==========   ==========

   Diluted earnings per common share................. $     0.15  $     0.22    $     0.29   $     0.41
                                                      ==========  ==========    ==========   ==========